Exhibit 99.1

NEWS RELEASE	NACCO Industries, Inc.
5875 Landerbrook Drive • Cleveland, Ohio 44124-4069
Tel. (440) 449-9600 • Fax (440) 449-9577
For Immediate Release
Thursday, April 26, 2007
NACCO INDUSTRIES, INC. TO SPIN OFF
HAMILTON BEACH/PROCTOR-SILEX TO STOCKHOLDERS

CLEVELAND, OH, April 26, 2007 — NACCO Industries, Inc. (NYSE: NC) announced today that its Board of Directors has approved a plan to spin off NACCO’s Hamilton Beach/Proctor-Silex business to NACCO stockholders. The spin-off will establish this company, which will be known as Hamilton Beach, Inc., as an independent public company in the small electric household and commercial appliance industries. Hamilton Beach, Inc. will apply to list its Class A common stock on the New York Stock Exchange.
     “I am extremely pleased to announce the planned spin-off of Hamilton Beach,” said Alfred M. Rankin, Jr., Chairman, President and Chief Executive Officer of NACCO. “The spin-off is strategically compelling in that it is expected to create the opportunity for significant value enhancement for our stockholders and accomplish important business objectives for Hamilton Beach. We believe NACCO stockholders will benefit from direct ownership in Hamilton Beach, a strong, established company with leading brand names and a proven management team. Further, Hamilton Beach will have greater flexibility to pursue strategic growth opportunities and enhanced access to the equity and debt capital markets.” It is anticipated that in connection with the spin-off, Mr. Rankin will become the Non-Executive Chairman of Hamilton Beach’s Board of Directors.
     The spin-off is expected to achieve the following benefits for Hamilton Beach:
–	Create additional opportunities for growth;

–	Provide direct access to equity capital markets and greater access to debt capital markets;

–	Allow Hamilton Beach to continue to retain and attract talented management;

–	Better align management incentives with the business’ performance; and

–	Provide investors with a more focused investment option.
     Following the spin-off, NACCO stockholders will continue to maintain ownership in a strong company with leaders in the lift truck, mining and specialty retailing industries through NACCO’s businesses: NACCO Materials Handling Group, North American Coal and Kitchen Collection. Each of these businesses has clear objectives as well as established profit improvement and growth initiatives that are driving tangible improvements in operations and results.
     The spin-off is expected to be completed by the end of June 2007 and is expected to be tax-free to both NACCO and its stockholders.

Exhibit 99.1
     As a result of the spin-off, NACCO stockholders will receive shares in Hamilton Beach, Inc., in addition to retaining their shares of NACCO common stock. Hamilton Beach’s capital structure, similar to NACCO’s capital structure, will have two classes of stock.
•	In the spin-off, NACCO Class A and Class B stockholders will receive one half of one share of Hamilton Beach, Inc. Class A common stock and one half of one share of Hamilton Beach, Inc. Class B common stock for each share of NACCO Class A and Class B common stock they own on the record date for the spin-off.

•	Under the terms of the proposed transaction, NACCO will receive a special cash dividend of $110 million from Hamilton Beach prior to the spin-off.

•	NACCO will retain Hamilton Beach’s qualified U.S. pension obligation following the spin-off.
     Commitments for financing have been secured to provide Hamilton Beach with funding to pay the special cash dividend to NACCO. Hamilton Beach’s $115 million asset-based revolving credit agreement is expected to be amended to permit the issuance of a new $125 million senior secured term loan. On a pro forma basis after giving effect to the transactions related to the spin-off, which include the payment of the special cash dividend of $110 million prior to the spin-off, Hamilton Beach would have had debt of approximately $155 million as of December 31, 2006.
     Dr. Michael J. Morecroft, Hamilton Beach’s current President and Chief Executive Officer, will continue to lead Hamilton Beach as President and Chief Executive Officer following the spin-off. He will be supported by Hamilton Beach’s strong core management team. Dr. Morecroft has more than 30 years of experience in the U.S. and European small electric household appliance industry, and he and his team have a proven track record of consistently improving operations and generating significant cash flow.
     Commenting on the transaction, Dr. Morecroft said, “We are excited about the opportunities the spin-off will provide to Hamilton Beach. As an independent public company, we will have greater access to equity and debt capital markets and greater flexibility to pursue growth opportunities, both of which are important in our consolidating industry. Hamilton Beach has a commitment to high-quality products, innovation and customer service, and this commitment will remain unwavering as we enter this new era. In today’s highly competitive environment, we recognize that delivering successful products and reliable services to retailers is critically important.”
     UBS Investment Bank acted as financial advisor and Jones Day acted as legal advisor to NACCO. McGuireWoods LLP acted as legal advisor to Hamilton Beach.
     Additional information about the spin-off of Hamilton Beach, including answers to frequently asked questions, is available through the NACCO website at www.nacco.com.
Conference Call/Webcast
     In conjunction with this news release, NACCO and Hamilton Beach will host a joint conference call and webcast later this morning, April 26, 2007, at 11:00 a.m. Eastern time to discuss the spin-off. To participate in the conference call, please dial (888) 396-2298 (within the U.S.) or (617) 847-8708 (outside the U.S.), Passcode: 20625870, 10 minutes prior to the start of the call. A replay of the conference call will be available shortly after the end of the conference call through May 3, 2007. To access the playback, please dial (888) 286-8010 (within the U.S.) or (617) 801-6888 (outside the U.S.), Passcode: 22022984.
     A live webcast of the conference call will be available over the Internet through NACCO’s website at www.nacco.com and Hamilton Beach’s website at www.hamiltonbeach.com. Please allow 15 minutes to register, download and install any necessary audio software required to listen to

Exhibit 99.1
the broadcast. An online archive of the webcast will be available on the NACCO and Hamilton Beach websites.
Forward-looking Statements Disclaimer
     The statements contained in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Neither NACCO nor Hamilton Beach undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation: (1) the failure to obtain New York Stock Exchange approval for the listing of Hamilton Beach, Inc.’s Class A common stock, (2) changes in the sales prices, product mix or levels of consumer purchases of small electric appliances, (3) bankruptcy of or loss of major retail customers or suppliers, (4) changes in costs, including transportation costs, of raw materials, key component parts or sourced products, (5) delays in delivery or the unavailability of raw materials, key component parts or sourced products, (6) changes in suppliers, (7) exchange rate fluctuations, changes in the foreign import tariffs and monetary policies and other changes in the regulatory climate in the foreign countries in which Hamilton Beach buys, operates and/or sells products, (8) product liability, regulatory actions or other litigation, warranty claims or returns of products, (9) customer acceptance of, changes in costs of, or delays in the development of new products, (10) delays in or increased costs of restructuring programs and (11) increased competition, including consolidation within the industry; as well as other risks and uncertainties detailed from time to time in NACCO’s and Hamilton Beach’s respective Securities and Exchange Commission filings.
About NACCO
     NACCO Industries, Inc. is an operating holding company with three principal businesses: lift trucks, housewares and mining. NACCO Materials Handling Group, Inc. designs, engineers, manufactures, sells, services and leases a comprehensive line of lift trucks and aftermarket parts marketed globally under the Hyster® and Yale® brand names. NACCO Housewares Group consists of Hamilton Beach/Proctor-Silex, Inc., a leading designer, marketer and distributor of small electric household appliances, as well as commercial products for restaurants, bars and hotels, and The Kitchen Collection, Inc., a national specialty retailer of kitchenware and gourmet foods operating under the Kitchen Collection® and Le Gourmet Chef® store names in outlet and traditional malls throughout the United States. The North American Coal Corporation mines and markets lignite coal primarily as fuel for power generation and provides selected value-added mining services for other natural resources companies. For more information about NACCO Industries, visit the Company’s website at www.nacco.com.
About Hamilton Beach
     Hamilton Beach is a leading designer, marketer and distributor of small electric household appliances, as well as commercial products for restaurants, bars and hotels. The company’s well- known brands include Hamilton Beach®, Hamilton Beach®eclectrics®, Proctor Silex®, Traditions by ProctorSilex®, TrueAir® and Hamilton Beach® Commercial. Hamilton Beach has a track record of successful new product innovation. Additional information about Hamilton Beach is available at www.hamiltonbeach.com.
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Exhibit 99.1
FOR FURTHER INFORMATION, CONTACT:
NACCO Industries, Inc. (including Hamilton Beach)
Christina Kmetko
Manager-Finance
(440) 449-9669
Facts About NACCO Industries, Inc.
Company Overview (www.nacco.com)
An operating holding company with three principal businesses: lift trucks, housewares and mining.

	Year Ended	Year Ended
	12/31/06	12/31/05
Revenues
NACCO Materials Handling Group (Wholesale)	$2.3 billion	$2.2 billion
NACCO Materials Handling Group (Retail)	$170.6 million	$185.8 million
NACCO Materials Handling Consolidated	$2.5 billion	$2.4 billion
North American Coal Corp.	$149.0 million	$118.4 million
Hamilton Beach	$546.7 million	$527.7 million
Kitchen Collection	$170.7 million	$116.9 million
Housewares Eliminations	$(5.9) million	$(5.5) million
NACCO Housewares Group	$711.5 million	$639.1 million

Consolidated NACCO	$3.3 billion	$3.2 billion
Consolidated NACCO (excluding Hamilton Beach)	$2.8 billion	$2.6 billion

Net Income (Loss)
NACCO Materials Handling Group (Wholesale)	$43.7 million	$26.0 million
NACCO Materials Handling Group (Retail)	$(9.1) million	$(7.9) million
NACCO Materials Handling Consolidated	$34.6 million	$18.1 million
North American Coal Corp.	$39.7 million	$16.2 million
Hamilton Beach	$22.2 million	$20.3 million
Kitchen Collection	$3.7 million	$1.0 million
NACCO Housewares Group	$25.9 million	$21.3 million

Consolidated NACCO	$106.2 million	$62.5 million
Consolidated NACCO (excluding Hamilton Beach)	$84.0 million	$42.2 million

Number of Employees	11,300 (as of 12/31/06)
Recognized Names	Hyster®, Yale®, Hamilton Beach®, Proctor Silex®, North American Coal, North American Mining, Kitchen Collection®, Le Gourmet Chef®
Headquarters	Cleveland, OH
Chairman and CEO	Alfred M. Rankin, Jr.
Company Contact	Christina Kmetko, Manager-Finance, NACCO

Exhibit 99.1
Facts About Hamilton Beach
Company Overview (www.hamiltonbeach.com)
A leading designer, marketer and distributor of small electric household appliances, as well as commercial products for restaurants, bars and hotels.

	Year Ended	Year Ended
	12/31/06	12/31/05
Revenues	$546.7 million	$527.7 million
Gross Profit	$113.9 million	$106.9 million
Operating Profit	$42.5 million	$37.0 million
Net Income	$22.2 million	$20.3 million

Number of Employees	700 (as of 12/31/06)
Top Selling Brands	Hamilton Beach®, Hamilton Beach® eclectrics®, Proctor Silex®,
Traditions by ProctorSilex®, TrueAir® and Hamilton Beach®
Commercial
Key Markets	United States, Canada and Mexico
Headquarters	Glen Allen, VA
President and CEO	Dr. Michael J. Morecroft
Company Contact	Christina Kmetko, Manager-Finance, NACCO